UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2007

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 4, 2007, Mr. Michael Sederoff resigned as the Registrant’s chief operating officer, chief financial officer and secretary as further described in Item 5.02(b) below. Pursuant to Mr. Sederoff’s employment agreement with the Registrant, he was to earn and accrue on a pro-rata basis a total of 25,000 shares of the Registrant’s restricted common stock over the one year term of the agreement. As of September 4, 2007, Mr. Sederoff accrued a total of 14,681 shares of the Registrant’s common stock pursuant to the employment agreement. The Registrant authorized the issuance of those shares on September 4, 2007. The Registrant believes that the issuance of the shares described above will be exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares will be issued directly by the Registrant and did not involve a public offering or general solicitation. Mr. Sederoff was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that Mr. Sederoff, prior to authorizing the issuance of the shares, had such knowledge and experience in the Registrant’s financial and business matters that he was capable of evaluating the merits and risks of his investment. Mr. Sederoff had the opportunity to speak with Registrant’s management on several occasions prior to his investment decision.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(b) Resignation of Executive Officer

On September 4, 2007, Mr. Michael Sederoff resigned as the Registrant’s chief operating officer, chief financial officer and secretary, which was effective immediately. Additionally, Mr. Sederoff resigned from all of his positions held in the Registrant’s wholly-owned subsidiaries of Rubicon Financial Insurances Services, Inc. and Rubicon Real Estate & Mortgages, Inc. Mr. Sederoff’s resignation was not the result of any disagreement with the Registrant or its executive management relating to the Registrant’s operations, policies or practices.

(c) Appointment of Executive Officer

Upon Mr. Sederoff’s resignation, Mr. Terence Davis, the Registrant’s current president and a director, agreed to serve as the Registrant’s Principal Financial Officer, Chief Operating Officer and fill the open positions with the Registrant’s subsidiaries.

Terence A. Davis has served as the President and a Director of Rubicon Financial since February 2004 and is Chairman of the Governance, Compensation and Nominating Committee and serves on the Audit Committee. Additionally, Mr. Davis is a Director and Secretary of Rubicon Financial Insurance Services, Inc. and will assume the position of Chief Operating Officer and

Treasurer. Further, Mr. Davis will also assume the positions of Chief Executive Officer and Treasurer of Rubicon Real Estate and Mortgages, Inc. Mr. Davis owned and operated Golden Saw Construction from 1986 to 2004. From 1991 through 1997, Mr. Davis served as President and a Director of InvestAmerica, Inc., a Nevada company. He has degrees in Business Administration and Accounting from Oklahoma State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr., Chief Executive Officer

Date: September 7, 2007